                                                                 Exhibit (d)(iv)


November 14, 2005


Evelyn Dilsaver,
President and Chief Executive Officer
Schwab Investments
101 Montgomery Street
San Francisco, CA 94104

Re: Schwab Investments

Dear Ms. Dilsaver:

This letter will confirm our agreement to limit net operating expenses of the following funds, as noted in the table below and described in the funds' registration statements filed with the Securities and Exchange Commission.


FUND                                                      NET         GUARANTEED
                                                          OPERATING   THROUGH
                                                          EXPENSE
                                                          LIMIT

SCHWAB SHORT-TERM                                         55 bps      11/14/06
BOND MARKET FUND

SCHWAB TOTAL BOND                                         55 bps      11/14/06
MARKET FUND

SCHWAB GNMA FUND                                          74 bps      11/14/06
INVESTOR SHARES

SCHWAB GNMA                                               55 bps      11/14/06
SELECT SHARES

SCHWAB TAX-FREE                                           64 bps      11/14/06
YIELDPLUS FUND
INVESTOR SHARES

SCHWAB TAX-FREE                                           49 bps      11/14/06
YIELDPLUS FUND
SELECT SHARES

SCHWAB                                                    65 bps      11/14/06
SHORT/INTERMEDIATE
TAX-FREE BOND FUND

SCHWAB LONG-TERM                                          65 bps      11/14/06
TAX-FREE BOND FUND

SCHWAB CALIFORNIA                                         64 bps      11/14/06
TAX-FREE YIELDPLUS
FUND INVESTOR SHARES


SCHWAB CALIFORNIA                                         49 bps      11/14/06
TAX-FREE YIELDPLUS
FUND SELECT SHARES

SCHWAB CALIFORNIA                                         65 bps      11/14/06
SHORT/INTERMEDIATE
TAX-FREE BOND FUND

Sincerely,


/s/ George Pereira                    /s/ Pamela Saunders
------------------                    ----------------------------------
George Pereira                        Pamela Saunders
Senior Vice President and Chief       Vice President, AMPS Product
Financial Officer, Charles Schwab     Development
Investment Management, Inc.           Charles Schwab & Co., Inc.


cc:
Clinton, Michael
Felton, Koji
Gao, Zuogang
Hand, Gregory
Hafner, Jennifer
Maddock, Keith
Schantz, Steven